UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2024

Hercules Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1 North B Street, Suite 2000
San Mateo, CA	94401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HTGC	New York Stock Exchange
6.25% Notes due 2033	HCXY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On November 26, 2024, Hercules Capital, Inc. (“the Company”) entered into the Fifth Amendment to Revolving Credit Agreement (the “SMBC Fifth Amendment”), which amends the Revolving Credit Agreement, dated as of November 9, 2021, as amended by the First Amendment to Revolving Credit Agreement, dated as of December 31, 2021, the Second Amendment to Revolving Credit Agreement, dated as of June 14, 2022, the First Omnibus Amendment to Revolving Credit Agreement and Guarantee and Security Agreement, dated as of January 13, 2023, and the Fourth Amendment to Revolving Credit Agreement, dated as of June 28, 2024 (collectively, the “SMBC Credit Agreement” and, as amended by the SMBC Fifth Amendment, the “SMBC Amended Credit Agreement”), with Sumitomo Mitsui Banking Corporation (“SMBC”), as administrative agent, and the lenders and issuing banks from time to time party thereto. The SMBC Fifth Amendment amends certain provisions of the SMBC Credit Agreement to, among other things, (i) increase the facility amount from $225.0 million to $300.0 million, which may be further increased up to $500.0 million, subject to the terms of the SMBC Amended Credit Agreement, (ii) establish that interest will be charged at a rate per annum equal to (a) with respect to any ABR Loan, 1.00% plus the “alternate base rate” (as described in the SMBC Credit Agreement) and (b) with respect to any Term Benchmark Loan or RFR Loan, 2.00% plus the “adjusted term benchmark rate” (as described in the SMBC Credit Agreement), (iii) extend the commitment termination date under the SMBC Credit Agreement from November 7, 2025, to November 24, 2028, and (iv) extend the final maturity date of the SMBC Credit Agreement from November 9, 2026, to November 26, 2029.

The above description is only a summary of the material provisions of the SMBC Fifth Amendment and is qualified in its entirety by reference to a copy of the SMBC Fifth Amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On December 2, 2024, the Company issued a press release announcing its entry into the SMBC Fifth Amendment. The text of the press release is included as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

4.1	Fifth Amendment to Revolving Credit Agreement, dated as of November 26, 2024, between the Registrant, the lenders party thereto and Sumitomo Mitsui Banking Corporation, as administrative agent

99.1	Press Release, dated December 2, 2024

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

December 2, 2024	By:	/s/ Kiersten Zaza Botelho
Kiersten Zaza Botelho
Secretary

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